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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

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          QUALMARK CORPORATION REPORTS THIRD QUARTER FINANCIAL RESULTS
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 "...TOTAL REVENUE GREW 29% AND PROFITS GREW 56% OVER THE PRIOR YEAR QUARTER..."


(October 25, 2005) -- Denver, Colorado -- QualMark Corporation (OTCBB: QMRK) a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing), HASS (Highly Accelerated Stress Screening) and electrodynamic systems, today announced results for the third quarter and nine months ended September 30, 2005.

FOR THE QUARTER (THREE MONTHS ENDED SEPTEMBER 30, 2005):

REVENUE-
The Company reported revenue for the quarter of $3,509,000 versus revenue of $2,717,000 from the third quarter of 2004. Charles Johnston, President and CEO of QualMark stated, "Our total revenue grew 29% and core business revenue grew 13% as compared to the prior year quarter, as prior period investments in marketing programs have begun to materialize. This is outstanding as historically the third quarter represents our slowest period." Mr. Johnston continued, "During the quarter, we closed an order that approached $600,000, which represented the largest single order the Company has ever received. This order was in addition to multiple Typhoon chambers that were purchased by the same customer throughout 2005. The sale represents the growing importance and dependency of HALT and HASS technology in the avionics industries. QualMark ACG revenue remained consistent. We have implemented specific sales and marketing initiatives that we expect to capitalize on in the fourth quarter of this year in the ACG electrodynamic vibration market."

NET INCOME-
The Company reported a net income for the quarter of $331,000 versus a net income of $212,000 from the third quarter of 2004. "The close of this quarter is significant for QualMark, as it marks the ninth consecutive quarter of profitability. Our net income for the quarter grew 56% as compared to a year ago due to our commitment to business fundamentals," continued Mr. Johnston.

EARNINGS PER SHARE-
The Company reported diluted income per share for the quarter of $0.03 as compared to diluted income per share of $0.02 for the third quarter of 2004. The primary dilution for the Company is attributable to certain financial securities that are convertible into common stock.

FOR THE YEAR (NINE MONTHS ENDED SEPTEMBER 30, 2005):

REVENUE-
The Company reported revenue for the year of $10,936,000 versus revenue of $8,777,000 from 2004. Mr. Johnston stated, "year to date we have grown 25% as compared to the prior year." According to Mr. Johnston, "the primary drivers for our growth are attributed to our dominant presence in the international marketplace, our ability to penetrate new markets, both vertically and horizontally, and the recurring revenue stream achieved through our QualMark ACG subsidiary."

NET INCOME-
The Company reported a net income for the year of $984,000 versus a net income of $808,000 from 2004. "We are delighted with the continued growth and profitability of our business. Our net income for the



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year grew 22% as compared to a year ago due to our commitment to business fundamentals," Mr. Johnston concluded.

EARNINGS PER SHARE-
The Company reported diluted income per share for the year of $0.12 as compared to diluted income per share of $0.09 from 2004. The primary dilution for the Company is attributable to certain financial securities that are convertible into common stock. The Company does not anticipate any additional dilution at this time. However, the Company may enter into financial transactions to assist with financing additional acquisitions or provide capital for future growth, which may further impact dilution.

QUALMARK'S QUARTERLY CONFERENCE CALL TO DISCUSS THIRD QUARTER 2005 RESULTS WILL BE HELD TODAY, OCTOBER 25, 2005 AT 11:00 A.M. EASTERN TIME.

TO PARTICIPATE VIA CONFERENCE CALL, DIAL 888-318-6430 (IF CALLING FROM WITHIN THE U.S.) NO LATER THAN 10:50 A.M. EST ON OCTOBER 25TH. THE LEADER NAME IS CHARLES JOHNSTON. THE QUALMARK SECURITY CODE TO ACCESS THIS EARNINGS CALL IS QUALMARK.


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
                                                     QUARTER TO DATE                             YEAR TO DATE
                                                       SEPTEMBER 30,                             SEPTEMBER 30,
                                                2005                    2004               2005                 2004
                                            ----------------------------------------------------------------------------
Systems revenue                             $  2,863,000            $  2,422,000       $  8,429,000         $  7,841,000
ARTC service revenue                             218,000                 295,000            830,000              936,000
ACG revenue                                      428,000                      --          1,677,000                   --
                                            ----------------------------------------------------------------------------
Total revenue                                  3,509,000               2,717,000         10,936,000            8,777,000
                                            ----------------------------------------------------------------------------
Gross profit                                   1,584,000               1,240,000          4,883,000            4,168,000
Gross profit margin                                 45.2%                   45.6%              44.6%                47.5%
                                            ----------------------------------------------------------------------------
Income from operations                           379,000                 235,000          1,111,000              886,000
Net income                                       331,000                 212,000            984,000              808,000
                                            ============================================================================

EARNINGS PER SHARE:

BASIC:

Net income                                       331,000                 212,000            984,000              808,000
Preferred stock dividends                        (58,000)                (54,000)          (171,000)            (158,000)
Accretion of redeemable preferred stock         (127,000)                (54,000)          (227,000)            (164,000)
                                            ----------------------------------------------------------------------------
Net income available to common
  shareholders                                   146,000                 104,000            586,000              486,000
                                            ============================================================================
Basic earnings per share                    $       0.03            $       0.03       $       0.14         $       0.13
                                            ============================================================================
Basic weighted average shares
  outstanding                                  4,344,000               3,610,000          4,216,000            3,610,000
                                            ============================================================================

DILUTED:

Net income available to common
  shareholders - Diluted                         166,000(a)(b)           158,000          1,044,000(a)           644,000
                                            ============================================================================
Diluted earnings per share                  $       0.03            $       0.02       $       0.12         $       0.09
                                            ============================================================================
Diluted weighted average shares
  outstanding                                  5,188,000(c)            7,341,000          8,817,000            7,199,000
                                            ============================================================================


(a)      Includes adjustment for interest expense from convertible debt.

(b) Does not include adjustment for preferred stock dividends and accretion, as the effect would be anti-dilutive for the quarter.

(c) Does not include common shares obtainable upon conversion of preferred stock, as the effect would be anti-dilutive for the quarter.



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QualMark Corporation, headquartered in Denver, Colorado is the leader in designing, marketing, and manufacturing accelerated life-testing systems providing the world's largest corporations with solutions that improve product reliability and allow them to get to market faster. The Company has installed more than 600 of its proprietary testing systems in 25 countries. The Company operates and partners with ten testing facilities worldwide.

The Company also offers electrodynamic vibration solutions through its subsidiary, QualMark ACG Corporation.

QualMark ACG Corporation, headquartered in West Haven, Connecticut is the leader in supplying electrodynamic systems, components, and service to the worldwide vibration test equipment market. For over 30 years, QualMark ACG (formerly ACG Dynamics, Inc.) has been supplying quality replacement parts and field service for most brands of vibration equipment.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings; downturns in the Company's primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company's operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.



         Contact:
              QUALMARK CORPORATION
              CHARLES JOHNSTON, President and CEO
              ANTHONY SCALESE, CFO
              303-254-8800
         Internet: www.qualmark.com


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